As filed with the Securities and Exchange Commission on December 29, 2000

                                                     Registration No. 333-39210

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                          -----------------------------
                           ORASURE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
                          -----------------------------
      DELAWARE                        2835                       36-4370966
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
of incorporation              Classification Code Number)   Identification No.)
or organization)
                          -----------------------------
                               150 Webster Street
                          Bethlehem, Pennsylvania 18015
                                 (610) 882-1820
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          -----------------------------
                               ROBERT D. THOMPSON
                               150 Webster Street
                          Bethlehem, Pennsylvania 18015
                                 (610) 882-1820

    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:

                             JEFFREY P. LIBSON, ESQ.
                               Pepper Hamilton LLP
                         1235 Westlake Drive, Suite 400
                           Berwyn, Pennsylvania 19312
                                 (610) 640-7800
                            Facsimile: (610) 640-7835

      Approximate date of commencement of proposed sale of the securities to the public: Not Applicable.
      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.|_|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

                          DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-4 (Registration No. 333-39210) on which OraSure Technologies, Inc. registered 45,503,307 shares of its common stock to be issued in connection with the merger of Epitope, Inc. into OraSure Technologies and the merger of STC Technologies, Inc. into OraSure Technologies. The Securities and Exchange Commission declared the registration statement effective on August 31, 2000.

     The registrant is filing this Post-Effective Amendment No. 1 to remove from registration 9,163,097 shares of common stock because the registrant issued only 36,340,210 shares of common stock (of the total of 45,503,307 registered shares) in connection with the closing of the mergers on September 29, 2000.

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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bethlehem, Commonwealth of Pennsylvania, on December 29, 2000.

                                          OraSure Technologies, Inc.

                                          By: /s/ Robert D. Thompson
                                              ------------------------
                                          Robert D. Thompson, Chief Executive
                                          Officer

      Know all men by these presents, that we, the undersigned directors of OraSure Technologies, Inc., hereby severally constitute Robert D. Thompson and Michael J. Gausling, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as directors to enable OraSure Technologies, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Robert D. Thompson
------------------      Chief Executive Officer and           December 29, 2000
Robert D. Thompson      Director (Principal Executive Officer)

/s/ Charles E. Bergeron
------------------      Vice President and Chief Financial    December 20, 2000
Charles E. Bergeron     Officer (Principal Financial Officer)

/s/Theodore R. Gwin
------------------      Controller                            December 20, 2000
Theodore R. Gwin        (Principal Accounting Officer)

/s/ Michael G. Bolton
------------------      Director                              December 29, 2000
Michael G. Bolton

/s/ William W. Crouse
------------------      Director                              December 29, 2000
William W. Crouse

/s/ Michael J. Gausling
------------------      President, Chief Operating            December 29, 2000
Michael J. Gausling     Officer and Director


------------------      Director                              December __, 2000
Frank G. Hausmann

/s/ Roger L. Pringle
------------------      Director                              December 29, 2000
Roger L. Pringle

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